SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 9, 2004

Valeant Pharmaceuticals International

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11397 (Commission File Number)	33-0628076 (I.R.S. Employer Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)

(714) 545-0100
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

     Valeant Pharmaceuticals International (the “Company”) recently filed its Quarterly Report on Form 10-Q for the period ended June 30, 2004, which contained a clerical error stating that the Company plans to reduce its number of manufacturing facilities to five by 2005. The Company’s plan has been and continues to be, as was previously announced, to reduce its number of manufacturing facilities to five by 2006. The discussion that contained the error appeared within the section Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview – Transformation under the caption “Efficient Manufacturing and Supply Chain Organization,” and should read as follows:

     The Company currently operates 15 manufacturing facilities. Under the Company’s global manufacturing strategy announced in October 2003, the Company plans to reduce the number of manufacturing facilities to five by 2006, in order to increase capacity utilization and improve efficiencies.

     This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the discussion of the Company’s intent to reduce its number of manufacturing facilities. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements are inherently subject to risk and the Company can give no assurances that its expectations will prove to be correct. Actual results could differ from those described herein as a result of numerous factors, many of which are beyond the control of the Company. Such factors include, without limitation, the risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect actual outcomes

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2004	VALEANT PHARMACEUTICALS INTERNATIONAL
	By:	/s/ Timothy C. Tyson
Timothy C. Tyson
President and Chief Operating Officer